Exhibit 99.1

QuinStreet Reports Third Quarter Fiscal 2019 Financial Results

•	Reports quarterly revenue of $116.2 million
•	Expects full FY2019 revenue growth of about 15%
•	Expects strong sequential revenue growth in FYQ4 to $128 to $132 million
•	Annualized FYQ4 revenue forecast already implies double-digit growth and further margin expansion in FY2020

FOSTER CITY, CA – May 9, 2019 -- QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace products and technologies, today announced financial results for the fiscal third quarter ended March 31, 2019.

For the third quarter, the Company reported revenue of $116.2 million. GAAP net income was $0.9 million, or $0.02 per diluted share, and adjusted net income was $3.0 million, or $0.06 per diluted share. Results for the third quarter of fiscal year 2019 reflect a net $5.8 million charge related to the write-off of an outstanding receivable from Dream Center Education Holdings (or "DCEH").

Excluding the one-time DCEH charge, GAAP net income for the third quarter would have been $4.7 million, or $0.09 per diluted share, and adjusted net income would have been $7.5 million, or $0.14 per diluted share.  Adjusted EBITDA would have been $10.3 million, or 9% of revenue.

QuinStreet closed the quarter with $67 million in cash and equivalents.

"Fiscal Q3 revenue results were about what we expected given tough comparables and the timing of ramping initiatives," commented Doug Valenti, QuinStreet CEO. "Our business outlook is excellent. We have the broadest footprint and largest number of major revenue initiatives in the history of the Company. As revenue initiatives continue to scale, we expect fiscal Q4 to grow significantly over Q3 to the range of $128 to $132 million. As a result, we still expect full fiscal year revenue growth of about 15% and full fiscal year adjusted EBITDA margin of about 10%, excluding the impact of the DCEH write-off."

"Looking further forward, our expected Q4 results, when annualized, already imply double-digit revenue growth in fiscal 2020 to over $500 million for the first time in Company history, with continued expansion of margins and cash flow," concluded Valenti.

Reconciliations of adjusted net income to GAAP net income and adjusted EBITDA to GAAP net income are included in the accompanying tables.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call in the US dial +1 (800) 667-5617 or +1(334) 323-0509 for international callers. A replay of the conference call will be available beginning approximately two hours after the completion of the call by entering: https://event.mymeetingroom.com/Public/WebRegistration/Y29uZmVyZW5jZUlkPTExMDA5ODcmdHlwZT1yZXBsYXkmbGFuZ3VhZ2U9ZW5nbGlzaA, registering your name and using passcode #1100987 to join. The webcast of the conference will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted diluted net income per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less (benefit from) provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense (income), net, shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition related expense and release of deferred tax valuation allowance, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted diluted net income per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as shareholder litigation expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition related expense, and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets and release of deferred tax valuation allowance), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company's business; the Company's ability to access and monetize Internet users on mobile devices; the Company's ability to attract and retain qualified executives and employees; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company's ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2019, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketplace product and technology companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$67,004	$64,700
Accounts receivable, net	67,494	68,492
Prepaid expenses and other assets	5,756	4,432
Total current assets	140,254	137,624
Property and equipment, net	4,810	4,211
Goodwill	67,429	62,283
Other intangible assets, net	27,432	8,573
Deferred tax assets, noncurrent	52,133	60
Other assets, noncurrent	6,250	7,545
Total assets	$298,308	$220,296
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$35,173	$32,506
Accrued liabilities	35,065	34,811
Deferred revenue	848	715
Other liabilities	3,951	—
Total current liabilities	75,037	68,032
Other liabilities, noncurrent	9,018	3,938
Total liabilities	84,055	71,970
Stockholders' equity:
Common stock	50	48
Additional paid-in capital	284,599	277,761
Accumulated other comprehensive loss	(357)	(380)
Accumulated deficit	(70,039)	(129,103)
Total stockholders' equity	214,253	148,326
Total liabilities and stockholders' equity	$298,308	$220,296

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net revenue	$116,225	$117,925	$333,190	$292,837
Cost of revenue (1)	98,350	99,982	286,078	251,161
Gross profit	17,875	17,943	47,112	41,676
Operating expenses: (1)
Product development	2,864	3,686	9,164	10,375
Sales and marketing	2,019	2,789	6,346	7,833
General and administrative	13,919	4,889	24,362	13,860
Operating (loss) income	(927)	6,579	7,240	9,608
Interest income	80	45	215	118
Interest expense	(96)	—	(194)	—
Other (expense) income, net	(8)	583	40	869
(Loss) income before income taxes	(951)	7,207	7,301	10,595
Benefit from (provision for) income taxes	1,892	(90)	51,763	(86)
Net income	$941	$7,117	$59,064	$10,509

Net income per share:
Basic	$0.02	$0.15	$1.20	$0.23
Diluted	$0.02	$0.14	$1.12	$0.21

Weighted average shares used in computing net income per share:
Basic	49,907	46,602	49,349	46,047
Diluted	52,932	51,275	52,681	49,201

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,621	$1,027	$5,161	$2,953
Product development	319	495	1,147	1,455
Sales and marketing	218	316	931	921
General and administrative	792	779	2,701	2,288

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net income	$941	$7,117	$59,064	$10,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,361	1,906	6,380	5,977
Provision for sales returns and doubtful accounts receivable	8,842	140	9,267	381
Stock-based compensation	2,950	2,617	9,940	7,617
Deferred income taxes	(1,982)	—	(52,021)	—
Other adjustments, net	60	(644)	430	(916)
Changes in assets and liabilities:
Accounts receivable	(13,214)	(20,489)	(5,559)	(25,388)
Prepaid expenses and other assets	(947)	15	(727)	(29)
Accounts payable	382	5,072	2,520	5,241
Accrued liabilities	6,544	9,103	(1,115)	12,646
Deferred revenue	(44)	(175)	133	(571)
Other liabilities, noncurrent	555	1,032	1,015	(154)
Net cash provided by operating activities	6,448	5,694	29,327	15,313
Cash Flows from Investing Activities
Capital expenditures	(541)	(197)	(1,193)	(396)
Business acquisitions, net	—	—	(22,156)	(14,154)
Internal software development costs	(533)	(472)	(1,727)	(1,533)
Other investing activities	36	644	206	868
Net cash used in investing activities	(1,038)	(25)	(24,870)	(15,215)
Cash Flows from Financing Activities
Withholding taxes related to release of restricted stock, net of share settlement	(1,365)	(3,280)	(8,783)	(5,115)
Repurchases of common stock	—	—	—	(647)
Proceeds from exercise of common stock options	508	2,267	5,714	3,165
Net cash used in financing activities	(857)	(1,013)	(3,069)	(2,597)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	27	42	17
Net increase (decrease) in cash, cash equivalents and restricted cash	4,558	4,683	1,430	(2,482)
Cash, cash equivalents and restricted cash at beginning of period	62,460	43,294	65,588	50,459
Cash, cash equivalents and restricted cash at end of period	$67,018	$47,977	$67,018	$47,977
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$67,004	$47,089	$67,004	$47,089
Restricted cash included in other assets, noncurrent	14	888	14	888
Total cash, cash equivalents and restricted cash	$67,018	$47,977	$67,018	$47,977

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net income	$941	$7,117	$59,064	$10,509
Amortization of intangible assets	1,551	861	3,836	2,712
Stock-based compensation	2,950	2,617	9,940	7,617
Acquisition costs	161	112	535	636
Material weakness related expense	—	—	—	528
Shareholder litigation expense	—	—	23	—
Release of deferred tax valuation allowance	—	—	(49,442)	—
Tax impact of non-GAAP items	(2,631)	(2,248)	(7,450)	(6,061)
Adjusted net income	$2,972	$8,459	$16,506	$15,941
Adjusted diluted net income per share	$0.06	$0.16	$0.31	$0.32
Weighted average shares used in computing adjusted diluted net income per share	52,932	51,275	52,681	49,201

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net income	$941	$7,117	$59,064	$10,509
Interest and other expense (income), net	24	(628)	(61)	(987)
(Benefit from) provision for income taxes	(1,892)	90	(51,763)	86
Depreciation and amortization	2,361	1,906	6,380	5,977
Stock-based compensation	2,950	2,617	9,940	7,617
Material weakness related expense	—	—	—	528
Acquisition costs	161	112	535	636
Shareholder litigation expense	—	—	23	—
Adjusted EBITDA	$4,545	$11,214	$24,118	$24,366